As filed with the Securities and Exchange Commission on August 9, 2004
Registration No. 333-115510

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EuroBancshares, Inc.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	6712	66-0608955
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

270 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918
(787) 751-7340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Rafael Arrillaga-Torréns, Jr.

President And Chief Executive Officer
EuroBancshares, Inc.
270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 751-7340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Peter G. Weinstock, Esq. Ronald J. Frappier, Esq. Jenkens & Gilchrist, P.C. 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 Telephone: (214) 855-4500 Facsimile: (214) 855-4300	Frank Ed Bayouth II, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1600 Smith Street, Suite 4400 Houston, Texas 77002 Telephone: (713) 655-5100 Facsimile: (713) 655-5200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 is being filed solely for the purpose of filing Exhibits 1 and 3.2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

Item 16.	Exhibits and Financial Statement Schedule.

      (a) Exhibits

Exhibit
Number	Description of Exhibits

1	Form of Underwriting Agreement
2	Agreement and Plan of Merger, dated as of February 24, 2004, by and among EuroBancshares, Inc., Eurobank, and The Bank & Trust of Puerto Rico†
3.1	Amended and Restated Certificate of Incorporation of EuroBancshares, Inc.†
3.2	Amended and Restated Bylaws of EuroBancshares, Inc.
3.3	Certificate of Designation of EuroBancshares, Inc. Noncumulative Preferred Stock, Series A†
4.1	Specimen stock certificate representing EuroBancshares, Inc. Common Stock†
4.2	Indenture, dated as of December 18, 2001, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.3	Amended and Restated Declaration of Trust, dated as of December 18, 2001, by and among EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association), and Rafael Arrillaga-Torréns, Jr., Jorge Calderón Drowett, and William Torres-Torres, as Administrators†
4.4	Guarantee Agreement, dated as of December 18, 2001, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.5	Indenture, dated as of December 19, 2002, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.6	Amended and Restated Declaration of Trust, dated as of December 19, 2002, by and among EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association), and Jose Martinez Recondo, Isabella Arrillaga, as Administrators†
4.7	Guarantee Agreement, dated as of December 19, 2002, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
5.1	Opinion of Jenkens & Gilchrist, a Professional Corporation, related to the shares of common stock being sold in the initial public offering†
5.2	Opinion of Fiddler, Gonzalez & Rodriguez, P.S.C., related to the shares of common stock being sold in the initial public offering†
8.1	Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding certain tax matters†
8.2	Opinion of Acosta & Ramirez, C.S.P., regarding certain tax matters†
10.1	EuroBancshares, Inc. 2002 Stock Option Plan†
10.2	Form of EuroBancshares, Inc. Incentive Stock Option Award Agreement†
10.3	Form of EuroBancshares, Inc. Non-Qualified Stock Option Award Agreement†
10.4	Executive Severance Compensation Agreement, dated as of April 12, 1999, between Eurobank and Ms. Yadira R. Mercado†
10.5	Eurobank Master Trust Retirement Plan Program†
10.6	Form of EuroBancshares, Inc. Restricted Stock Purchase Agreement†
10.7	Agreement and Plan of Merger, dated as of September 6, 2002, by and among EuroBancshares, Inc. and Banco Financiero de Puerto Rico†
21	List of Subsidiaries of EuroBancshares, Inc.†
23.1	Consent of KPMG LLP, independent registered public accounting firm of EuroBancshares, Inc.†
23.2	Consent of Jenkens & Gilchrist, a Professional Corporation (contained in Exhibits 5.1 and 8.1)†
23.3	Consent of Fiddler, Gonzalez & Rodriguez, P.S.C. (contained in Exhibit 5.2)†

Exhibit
Number	Description of Exhibits

23.4	Consent of Acosta & Ramirez, C.S.P. (contained in Exhibit 8.2)†
23.5	Consent of KPMG LLP, independent public accounting firm of The Bank & Trust of Puerto Rico†
24	Power of Attorney (included on signature page of the Registration Statement)†

†	Previously filed.

      (b) Financial Statement Schedules

      Schedules have been omitted because the information required to be shown in the schedules is not applicable or is included elsewhere in our financial statements or accompanying notes.

Item 17.	Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To provide the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (2) For purposes of determining any liability under the Securities Act of 1933, that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) For the purpose of determining any liability under the Securities Act of 1933, that each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on the 9th day of August, 2004.

EUROBANCSHARES, INC.

By:	/s/ RAFAEL ARRILLAGA-TORRÉNS, JR.

Rafael Arrillaga-Torréns, Jr.,
Chairman of the Board, President and
Chief Executive Officer

      Pursuant to the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAFAEL ARRILLAGA-TORRÉNS, JR. Rafael Arrillaga-Torréns, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 9, 2004

/s/ YADIRA R. MERCADO Yadira R. Mercado	Executive Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	August 9, 2004

* Pedro Feliciano Benítez	Director and Vice Chairman of the Board	August 9, 2004

* Juan Ramón Gómez-Cuétara Aguilar	Director	August 9, 2004

* Antonio Pavía Bibiloni	Director	August 9, 2004

* Plácido González Córdova	Director	August 9, 2004

* Jorge Calderón Drowett	Director	August 9, 2004

* Ricardo Levy Echeandía	Director	August 9, 2004

* Diana López-Feliciano	Director	August 9, 2004

Signature		Title	Date

* William Torres Torres		Director	August 9, 2004

*By:	/s/ RAFAEL ARRILLAGA-TORRÉNS, JR. Rafael Arrillaga-Torréns, Jr., Attorney-in-fact		August 9, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

1	Form of Underwriting Agreement
2	Agreement and Plan of Merger, dated as of February 24, 2004, by and among EuroBancshares, Inc., Eurobank, and The Bank & Trust of Puerto Rico†
3.1	Amended and Restated Certificate of Incorporation of EuroBancshares, Inc.†
3.2	Amended and Restated Bylaws of EuroBancshares, Inc.
3.3	Certificate of Designation of EuroBancshares, Inc. Noncumulative Preferred Stock, Series A†
4.1	Specimen stock certificate representing EuroBancshares, Inc. Common Stock†
4.2	Indenture, dated as of December 18, 2001, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.3	Amended and Restated Declaration of Trust, dated as of December 18, 2001, by and among EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association), and Rafael Arrillaga-Torréns, Jr., Jorge Calderón Drowett, and William Torres-Torres, as Administrators†
4.4	Guarantee Agreement, dated as of December 18, 2001, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.5	Indenture, dated as of December 19, 2002, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association)†
4.6	Amended and Restated Declaration of Trust, dated as of December 19, 2002, by and among EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association), and Jose Martinez Recondo, Isabella Arrillaga, as Administrators†
4.7	Guarantee Agreement, dated as of December 19, 2002, between EuroBancshares, Inc. and U.S. Bank National Association (f/k/a State Street Bank & Trust Company of Connecticut, National Association) †
5.1	Opinion of Jenkens & Gilchrist, a Professional Corporation, related to the shares of common stock being sold in the initial public offering†
5.2	Opinion of Fiddler, Gonzalez & Rodriguez, P.S.C., related to the shares of common stock being sold in the initial public offering†
8.1	Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding certain tax matters†
8.2	Opinion of Acosta & Ramirez, C.S.P., regarding certain tax matters†
10.1	EuroBancshares, Inc. 2002 Stock Option Plan†
10.2	Form of EuroBancshares, Inc. Incentive Stock Option Award Agreement†
10.3	Form of EuroBancshares, Inc. Non-Qualified Stock Option Award Agreement†
10.4	Executive Severance Compensation Agreement, dated as of April 12, 1999, between Eurobank and Ms. Yadira R. Mercado†
10.5	Eurobank Master Trust Retirement Plan Program†
10.6	Form of EuroBancshares, Inc. Restricted Stock Purchase Agreement†
10.7	Agreement and Plan of Merger, dated as of September 6, 2002, by and among EuroBancshares, Inc. and Banco Financiero de Puerto Rico†
21	List of Subsidiaries of EuroBancshares, Inc.†
23.1	Consent of KPMG LLP, independent registered public accounting firm of EuroBancshares, Inc.†
23.2	Consent of Jenkens & Gilchrist, a Professional Corporation (contained in Exhibits 5.1 and 8.1)†
23.3	Consent of Fiddler, Gonzalez & Rodriguez, P.S.C. (contained in Exhibit 5.2)†
23.4	Consent of Acosta & Ramirez, C.S.P. (contained in Exhibit 8.2)†
23.5	Consent of KPMG LLP, independent public accounting firm of The Bank & Trust of Puerto Rico†
24	Power of Attorney (included on signature page of the Registration Statement) †

†	Previously filed.